Exhibit 10.11

FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED PROMISSORY NOTE

MAKER:	microHelix, Inc. 5300 Meadows Road, Suite 400 Lake Oswego, Oregon 97035 Moore Electronics, Inc. 5300 Meadows Road, Suite 400 Lake Oswego, Oregon 97035	HOLDER:	MH Financial Associates, LLC c/o Aequitas Capital Management, Inc. 5300 Meadows Road, Suite 400 Lake Oswego, Oregon 97035

THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED PROMISSORY NOTE ("Amendment") dated effective December 31, 2009 is to that certain Third Amended and Restated Promissory Note dated effective June 27, 2008, made and executed by microHelix, Inc., an Oregon corporation ("Borrower"), in favor of MH Financial Associates, LLC, an Oregon limited liability company ("Lender") in the principal amount of $977,742.96 (the "Note").

1.      INTEREST RATE MODIFIED.  Section 4 of the Note is hereby modified to read in its entirety as follows:

"4.  INTEREST RATE.  Interest will accrue on the outstanding principal balance of this Note at the rate of 20% per annum, calculated on the basis of a 365-day year and actual days elapsed; provided, however, that after Borrower has paid $400,000 in principal under this Note, interest will thereafter accrue on the outstanding principal balance of this Note at the rate of 8% per annum, calculated on the basis of a 365-day year and actual days elapsed.  NOTICE:  Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law."

2.      PAYMENT AND MATURITY DATE MODIFIED.  Section 5 of the Note is hereby modified to read in its entirety as follows:

"5. PAYMENT AND MATURITY; APPLICATION OF PAYMENTS.  Maker will pay all amounts outstanding under this Note on the earliest of the following:  (a) December 31, 2011; (b) the closing of a loan or other financing provided to Maker by a senior lender or other source in an amount sufficient to pay off this Note; (c) the closing of a private investment in public equity financing and/or any other financing event with gross proceeds to Maker in excess of $2,000,000 (each of (a) through (c) is individually the "Maturity Date"); provided, however, that after the occurrence of an Event of Default, the outstanding principal and all accrued interest will be payable on demand.  Unless otherwise agreed or required by applicable law, payments will be applied first to expenses for which Maker is liable hereunder (including unpaid collection costs and late charges), next to accrued and unpaid interest, and the balance to principal.  In addition, the outstanding principal balance and all accrued and unpaid interest will be due and payable in the event of (x) a sale of all or substantially all of the assets of Maker, or (y) the transfer of ownership or beneficial interest, by merger or otherwise, of 50% or more of the stock of Maker."

3.  NO FURTHER MODIFICATIONS.  Except as set forth in this Amendment, the Note shall continue unmodified and in full force and effect in accordance with its terms.  Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Note.

[Signature page follows]

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDER TO BE ENFORCEABLE.

BORROWER ACKNOWLEDGES HAVING READ ALL OF THE PROVISIONS OF THIS AMENDMENT AND BORROWER AGREES TO ITS TERMS.

BORROWER:	MICROHELIX, INC.

	By:	/s/ Thomas A. Sidley
Thomas A. Sidley, President

MOORE ELECTRONICS, INC.

	By:	/s/ Thomas A. Sidley
Thomas A. Sidley, President

LENDER:	MH FINANCIAL ASSOCIATES, LLC
By Aequitas Capital Management, Inc., its Manager

	By:	/s/ Robert J. Jesenik
Robert J. Jesenik, President

Page 2 of 2– FIRST AMENDMENT TO THIRD AMENDED AND RESTATED PROMISSORY NOTE